CALCULATION OF REGISTRATION FEE
                                                                      Amount of
                                               Maximum Aggregate    Registration
Title of Each Class of Securities Offered        Offering Price        Fee(1)
SPX Digital Buffer Securities 	   	          $1,053,000	       $58.76

(1) Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $94,671.00 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form F-3 (No. 333-89136) of ABN AMRO Bank N.V. (the "Prior Registration Statement"), which was initially filed on May 24, 2002 and for which a post-effective amendment was filed on September 17, 2003 and have been carried forward. ON JANUARY 23, 2009 AN ADDITIONAL FILING FEE OF $10,000 WAS PAID. The $58.76 fee with respect to the $1,053,000 Digital Buffer Securities linked to the performance of the S&P 500 Index due October 31, 2011 sold pursuant to this registration statement is offset against those filing fees, and $5,501.74 remains available for future registration fees. No additional fee has been paid with respect to this offering.

Pricing Supplement                                 Pricing Supplement No. 009 to
(To Product Supplement No. 2-I            Registration Statement Nos. 333-162193
Dated September 29, 2009,                                      and 333-162193-01
Underlying Supplement No. 1 Dated September 29, 2009      Dated October 27, 2009
Prospectus Supplement Dated September 29, 2009, and               Rule 424(b)(2)
Prospectus Dated September 29, 2009), and

----------------------------------------------------------------------------------------------------------------------
                                    ABN AMRO BANK N.V. DIGITAL BUFFER SECURITIES
                            fully and unconditionally guaranteed by ABN AMRO Holding N.V.
----------------------------------------------------------------------------------------------------------------------
ISSUER:                  ABN AMRO Bank N.V.                   PRICING DATE:                    October 27, 2009
----------------------------------------------------------------------------------------------------------------------
LEAD AGENT:              RBS Securities Inc.                  SETTLEMENT DATE:                 October 30, 2009
----------------------------------------------------------------------------------------------------------------------
OFFERING PERIOD:         October  13,  2009 -  October  27,  DETERMINATION DATE:              October 26, 2011(1)
                         2009
----------------------------------------------------------------------------------------------------------------------
ISSUE PRICE:             100%                                 MATURITY DATE:                   October 31, 2011
----------------------------------------------------------------------------------------------------------------------
(1)Subject to certain adjustments as described in the accompanying Product Supplement
----------------------------------------------------------------------------------------------------------------------
OFFERINGS:               24 Month,  Digital  Buffer  Securities  linked to the  performance  of the S&P 500(R) Index due October 31, 2011 (the "Securities")
----------------------------------------------------------------------------------------------------------------------
UNDERLYING INDEX:        The S&P 500(R) Index (Ticker: SPX)
----------------------------------------------------------------------------------------------------------------------
COUPON:                  None. The Securities do not pay interest.
----------------------------------------------------------------------------------------------------------------------
PAYMENT AT MATURITY:     The payment at maturity  for each  Security is based on the  performance  of the  Underlying
                         Index linked to such Security. The cash payment at maturity is calculated as follows:
                         (i) if the Index Return is 0% or positive, $1,000 plus the Digital Return;
                         (ii) if the Index Return is less than 0% down to and including -20%, $1,000; and
                         (iii) if the Index Return is less than -20%, $1,000 plus (Index Return + 20%) x $1,000.
                         If the Index  Return is less than -20% you could  lose up to 80% of your  initial  principal investment.  In addition,  if the Index Return is 0% or positive,  you will never  receive a payment at maturity  greater  than the Maximum  Redemption  at Maturity of $1,150 per $1,000
                         principal amount of Securities.
                         Any  payment at maturity is subject to the  creditworthiness  of ABN AMRO Bank N.V.  and ABN
                         AMRO Holding N.V., as guarantor.
----------------------------------------------------------------------------------------------------------------------
INDEX RETURN:            The Index Return is the percentage change in the value of the Underlying Index, calculated as follows:
                                                         Final Value - Initial Value
                                                                Initial Value
----------------------------------------------------------------------------------------------------------------------
INITIAL VALUE:          1063.41 The Closing Value of the  Underlying  Index on the Pricing  Date,  subject to certain adjustments as described in the accompanying Product Supplement.
----------------------------------------------------------------------------------------------------------------------
FINAL VALUE:            The Closing  Value of the  Underlying  Index on the  Determination  Date,  subject to certain adjustments as described in the accompanying Product Supplement.
----------------------------------------------------------------------------------------------------------------------
                        20% buffer.  An Index  Return  equal to or less than 0% down to and  including  -20% will not
BUFFER LEVEL:           result in the loss of any principal.  An Index Return of less than -20% will result in a loss of principal which could be up to 80% of your initial principal investment.
----------------------------------------------------------------------------------------------------------------------
DIGITAL RETURN:         $150 (or 15.00%) per $1,000 principal amount of Securities.
----------------------------------------------------------------------------------------------------------------------
                        $1,150 per $1,000  principal  amount of  Securities.  Regardless  of how much the  Underlying
MAXIMUM REDEMPTION AT   Index may appreciate above the Initial Value, you will never receive more than $1,150 per
MATURITY:               $1,000 principal amount of Securities, at maturity.
----------------------------------------------------------------------------------------------------------------------
PRINCIPAL AMOUNT:       $1,053,000                       CUSIP:                        00083JJV1
----------------------------------------------------------------------------------------------------------------------
TRUSTEE:                Wilmington Trust Company         SECURITIES ADMINISTRATOR:     Citibank, N.A.
----------------------------------------------------------------------------------------------------------------------
DENOMINATION:           $1,000                           SETTLEMENT:                   DTC, Book Entry, Transferable
----------------------------------------------------------------------------------------------------------------------
STATUS:                 Unsecured,  unsubordinated obligations of the Issuer and fully and unconditionally guaranteed by the Issuer's parent company, ABN AMRO Holding N.V.
----------------------------------------------------------------------------------------------------------------------
SELLING RESTRICTION:    Sales in the European Union must comply with the Prospectus Directive
----------------------- ----------------------------------------------------------------------------------------------


INVESTING IN THE SECURITIES INVOLVES A NUMBER OF RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE PS-9 OF THE ACCOMPANYING PRODUCT SUPPLEMENT NO. 2-I AND "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PRICING SUPPLEMENT.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these Securities, or determined if this Pricing Supplement or the accompanying Product Supplement, Underlying Supplement, Prospectus Supplement or Prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The agents are not obligated to purchase the Securities but have agreed to use reasonable efforts to solicit offers to purchase the Securities. TO THE EXTENT THE FULL AGGREGATE FACE AMOUNT OF THE SECURITIES BEING OFFERED BY THIS PRICING SUPPLEMENT IS NOT PURCHASED BY INVESTORS IN THE OFFERING, ONE OR MORE OF OUR AFFILIATES MAY AGREE TO PURCHASE A PART OF THE UNSOLD PORTION, WHICH MAY CONSTITUTE UP TO 15% OF THE TOTAL AGGREGATE FACE AMOUNT OF THE SECURITIES, AND TO HOLD SUCH SECURITIES FOR INVESTMENT PURPOSES. SEE "HOLDINGS OF THE SECURITIES BY OUR AFFILIATES AND FUTURE SALES" UNDER THE HEADING "RISK FACTORS" AND "PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)" IN THIS PRICING SUPPLEMENT. This Pricing Supplement and the accompanying Product Supplement, Underlying Supplement, Prospectus Supplement and Prospectus may be used by our affiliates in connection with offers and sales of the Securities in market-making transactions.


--------------------------------------------------------------------------------
                                PRICE TO       AGENT'S            PROCEEDS TO
                                 PUBLIC     COMMISSIONS(2)    ABN AMRO BANK N.V.
--------------------------------------------------------------------------------
Digital Buffer Securities         100%          2.75%               97.25%
--------------------------------------------------------------------------------
TOTAL                          $1,053,000     $28,957.50         $1,024,042.50
--------------------------------------------------------------------------------

(2)For additional information see "Plan of Distribution (Conflicts of Interest)" in this Pricing Supplement.

The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency, nor are they obligations of, or guaranteed, by a bank. The Securities are not guaranteed under the Federal Deposit Insurance Corporation's Temporary Liquidity Guarantee Program.

ABN AMRO BANK N.V., or ABN AMRO, has filed a registration statement (including a Prospectus and Prospectus Supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this Pricing Supplement relates. Before you invest, you should read the Prospectus and Prospectus Supplement in that registration statement and other documents, including the accompanying Underlying Supplement and the applicable Product Supplement related to this offering that ABN AMRO has filed with the SEC for more complete information about ABN AMRO and the offering of the Securities.

You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, ABN AMRO, any underwriter or any dealer participating in the offering will arrange to send you the Prospectus, Prospectus Supplement, Underlying Supplement No. 1 and Product Supplement No. 2-I if you request by calling toll free (866) 747-4332.

You should read this Pricing Supplement together with the Prospectus dated September 29, 2009, as supplemented by the Prospectus Supplement dated September 29, 2009 relating to our ABN Notes(SM) of which these Securities are a part, the more detailed information contained in Product Supplement No. 2-I dated September 29, 2009 and the accompanying Underlying Supplement No. 1 dated September 29, 2009. THIS PRICING SUPPLEMENT, TOGETHER WITH THE DOCUMENTS LISTED BELOW, CONTAINS THE TERMS OF THE SECURITIES AND SUPERSEDES ALL OTHER PRIOR OR CONTEMPORANEOUS ORAL STATEMENTS AS WELL AS ANY OTHER WRITTEN MATERIALS INCLUDING PRELIMINARY OR INDICATIVE PRICING TERMS, CORRESPONDENCE, TRADE IDEAS, STRUCTURES FOR IMPLEMENTATION, SAMPLE STRUCTURES, FACT SHEETS, BROCHURES OR OTHER EDUCATIONAL MATERIALS OF OURS. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the accompanying Product Supplement No. 2-I, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):


     o   Underlying Supplement No. 1 dated September 29, 2009:
         http://www.sec.gov/Archives/edgar/data/897878/000095010309002441/crt_underlyingsupp1.pdf

     o   Product Supplement No. 2-I dated September 29, 2009:
         http://www.sec.gov/Archives/edgar/data/897878/000095010309002439/prosupp.pdf

     o   Prospectus Supplement dated September 29, 2009:
         http://www.sec.gov/Archives/edgar/data/897878/000095010309002432/crt_prosupp2009.pdf

     o   Prospectus dated September 29, 2009:
         http://www.sec.gov/Archives/edgar/data/897878/000095010309002429/crt_basepro.pdf


Our Central Index Key, or CIK, on the SEC website is 897878. As used in this Pricing Supplement, the "Company," "we," "us" or "our" refers to ABN AMRO Bank N.V.

THESE SECURITIES MAY NOT BE OFFERED OR SOLD (I) TO ANY PERSON/ENTITY LISTED ON SANCTIONS LISTS OF THE EUROPEAN UNION, UNITED STATES OR ANY OTHER APPLICABLE LOCAL COMPETENT AUTHORITY; (II) WITHIN THE TERRITORY OF CUBA, SUDAN, IRAN AND MYANMAR; (III) TO RESIDENTS OF CUBA, SUDAN, IRAN OR MYANMAR; OR (IV) TO CUBAN NATIONALS, WHEREVER LOCATED.

We reserve the right to withdraw, cancel or modify any offering of the Securities and to reject orders in whole or in part prior to their issuance.

                                     SUMMARY

THIS PRICING SUPPLEMENT RELATES TO ONE OFFERING OF SECURITIES. THE PURCHASER OF ANY OFFERING WILL ACQUIRE A SECURITY LINKED TO THE UNDERLYING INDEX.

THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION THAT IS CONTAINED IN PRODUCT SUPPLEMENT NO. 2-I AND IN THE ACCOMPANYING UNDERLYING SUPPLEMENT, PROSPECTUS AND PROSPECTUS SUPPLEMENT. YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE MATTERS SET FORTH IN "RISK FACTORS" IN THE PRODUCT SUPPLEMENT NO. 2-I, WHICH ARE SUMMARIZED ON PAGE 8 OF THIS PRICING SUPPLEMENT. IN ADDITION, WE URGE YOU TO CONSULT WITH YOUR INVESTMENT, LEGAL, ACCOUNTING, TAX AND OTHER ADVISORS WITH RESPECT TO ANY INVESTMENT IN THE SECURITIES.

WHAT ARE THE SECURITIES?

     The Securities are senior notes issued by us, ABN AMRO Bank N.V., and are fully and unconditionally guaranteed by our parent company, ABN AMRO Holding N.V. The Securities are linked to performance of the S&P 500(R) Index which we refer to as the Underlying Index. The Securities have a maturity of 24 Months. The payment at maturity of the Securities is determined based on the performance of the Underlying Index, subject to a cap, as described below. UNLIKE ORDINARY DEBT SECURITIES, THE SECURITIES DO NOT PAY INTEREST. IF THE INDEX RETURN IS LESS THAN 0% DOWN TO AND INCLUDING -20%, YOU WILL BE ENTITLED TO RECEIVE ONLY THE PRINCIPAL AMOUNT OF $1,000 PER SECURITY AT MATURITY. IN SUCH A CASE, YOU WILL RECEIVE NO RETURN ON YOUR INVESTMENT AND YOU WILL NOT BE COMPENSATED FOR ANY LOSS IN VALUE DUE TO INFLATION AND OTHER FACTORS RELATING TO THE VALUE OF MONEY OVER TIME. IF THE INDEX RETURN IS LESS THAN -20%, YOU WILL SUFFER A LOSS AND YOU COULD LOSE UP TO 80% OF YOUR INITIAL PRINCIPAL INVESTMENT. IF THE INDEX RETURN IS 0% OR POSITIVE YOU WILL RECEIVE THE MAXIMUM REDEMPTION AT MATURITY PER SECURITY OF $1,150.00, WHICH REPRESENTS A RETURN OF 15.00%. IF THE INDEX RETURN IS POSITIVE, YOUR RETURN ON THE SECURITIES WILL BE EQUAL TO THE DIGITAL RETURN OF 15.00% REGARDLESS OF HOW MUCH OR HOW LITTLE THE VALUE OF THE UNDERLYING INDEX MAY APPRECIATE ABOVE THE INITIAL VALUE. The digital return is a fixed amount. We call it a digital return because the digital return is either payable in full or it is not payable at all, like a digital switch that is either fully on or fully off.

     Any payment on the Securities is subject to the creditworthiness of ABN AMRO Bank N.V. and ABN AMRO Holding N.V. as guarantor.

WHAT WILL I RECEIVE AT MATURITY OF THE SECURITIES AND HOW IS THIS AMOUNT CALCULATED?

     At maturity you will receive, for each $1,000 principal amount of Securities, a cash payment calculated as follows:

     (1) If the index return is 0% or positive, $1,000 plus the digital return;
or

     (2) If the index return is less than 0% down to and including -20%, $1,000; or

     (3) If the index return is less than -20%, then $1,000 plus (index return + 20%) x 1,000.

     ACCORDINGLY, IF THE INDEX RETURN IS LESS THAN -20%, AT MATURITY YOU WILL RECEIVE LESS THAN THE PRINCIPAL AMOUNT OF $1,000 PER SECURITY AND YOU COULD LOSE UP TO 80% OF YOUR INITIAL PRINCIPAL INVESTMENT. IF THE INDEX RETURN IS 0% OR POSITIVE, YOU WILL NEVER RECEIVE A PAYMENT AT MATURITY GREATER THAN THE MAXIMUM REDEMPTION AT MATURITY OF $1,150.00 PER $1,000 PRINCIPAL AMOUNT OF SECURITIES.

WHAT ARE THE INDEX RETURN, THE DIGITAL RETURN AND THE MAXIMUM REDEMPTION AT MATURITY AND HOW ARE THEY CALCULATED?

     The index return is the percentage change in the value of the Underlying Index, over the term of the Securities, calculated as:.

                           Final Value - Initial Value
                           -----------------------------
                                  Initial Value

     where,

o the initial value is the closing value of the Underlying Index on the pricing date; and

o the final value is the closing value of the Underlying Index on the determination date.

The digital return is $150 (or 15.00%) per $1,000 principal amount of Securities.

     The maximum redemption at maturity is $1,150.00 per $1,000 principal amount of Securities, which is equivalent to a return of 15.00% on your initial principal investment. The digital return is fixed so that regardless of how much or how little the index return may appreciate above the initial value, you will never receive more than $1,150.00 per $1,000 principal amount of Securities at maturity. Similarly, if the final value is equal to the initial value you will receive $1,150.00 per $1,000 principal amount of Securities at maturity.

WILL I RECEIVE INTEREST PAYMENTS ON THE SECURITIES?

     No. You will not receive any interest payments on the Securities.

WILL I GET MY PRINCIPAL BACK AT MATURITY?

     The Securities are not fully principal protected. Subject to the creditworthiness of ABN AMRO Bank, N.V., as the issuer of the Securities, and ABN AMRO Holding N.V., as the guarantor of the issuer's obligations under the Securities, you will receive at maturity at least $200 per $1,000 principal amount of Securities, regardless of the closing value of the Underlying Index on the Determination Date. If the index return is less than -20% over the term of the Securities, you will lose some of your initial principal investment and you could lose as much as 80% of your initial principal investment.

     However, if you sell the Securities prior to maturity, you will receive the market price for the Securities, which could be zero. There may be little or no secondary market for the Securities. Accordingly, you should be willing to hold your securities until maturity.

CAN YOU GIVE ME EXAMPLES OF THE PAYMENT AT MATURITY?

     EXAMPLE 1: If, for example, in a hypothetical offering, the initial value is 840, the final value is 1,000 and the digital return is $150.00, then the index return would be calculated as follows:

                           Final Value - Initial Value
                           ----------------------------
                                  Initial Value

     or

                               1000 - 840 = 19.05%
                               ----------
                                    840

     In this hypothetical example, the index return is positive. Therefore, the payment at maturity will be $1000 plus the digital return of $150.00 or a total payment of $1,150 per $1,000 principal amount of Securities. In this hypothetical example, the index return was 19.05% but you would have received a return of 15.00% over the term of the Securities.

     EXAMPLE 2: If, for example, in a hypothetical offering, the initial value is 840, the final value is 850 and the digital return is $150.00, then the index return would be calculated as follows:

                           Final Value - Initial Value
                           ---------------------------
                                  Initial Value
     or

                                850 - 840 = 1.19%
                                ---------
                                   840

     In this hypothetical example, the index return is positive. Therefore, the payment at maturity will be $1000 plus the digital return of $150.00 or a total payment of $1,150 per $1,000 principal amount of Securities.

     In this hypothetical example, the index return was 1.19% but you would have received a return of 15.00% over the term of the Securities. If the index return is positive, you will receive the digital return regardless of how much or how little the index return appreciates over the initial value. Similarly, if the index return is 0% you will receive the digital return.

     EXAMPLE 3: If, for example, in a hypothetical offering, the initial value is 840 and the final value is 714, then the index return would be calculated as follows:

                           Final Value - Initial Value
                           ---------------------------
                                  Initial Value

     or

                               714 - 840 = -15.00%
                               ---------
                                  840

     In this hypothetical example, the index return is negative. Since the index return is less than 0% but more than -20% you would receive, at maturity, the principal amount of $1,000 per Security.

     In this hypothetical example, the index return was -15.00% and you would not have lost any of your initial principal investment because the index return was negative but not less than -20%. In this hypothetical example you would not have received any return on your initial principal investment and you would not be compensated for any loss in value due to inflation and other factors relating to the value of money over time.

     EXAMPLE 4: If, for example, in a hypothetical offering, the initial value is 840 and the final value is 500, then the index return would be calculated as follows:

                           Final Value - Initial Value
                           ---------------------------
                                  Initial Value

     or

                               500 - 840 = -40.48%
                               ---------
                                  840

     In this hypothetical example, the index return is negative and is less than -20%. Therefore, payment at maturity will be calculated as:

                    $1,000 + [(index return + 20%) x $1,000]

     or

                  $1,000 + [(-40.48% + 20%) x $1,000] = $795.20

     Therefore, in this hypothetical example, you would receive at maturity a total payment of $795.20 for each $1,000 principal amount of Securities. In this hypothetical example, the index return was -40.48% but you would have lost 20.48% of your initial principal investment over the term of the Securities.

     THESE EXAMPLES ARE FOR ILLUSTRATIVE PURPOSES ONLY. IT IS NOT POSSIBLE TO PREDICT THE FINAL VALUE OF THE UNDERLYING INDEX ON THE DETERMINATION DATE OR AT ANY OTHER TIME DURING THE TERM OF THE SECURITIES. THE INITIAL VALUE IS SUBJECT TO ADJUSTMENT AS SET FORTH IN "DESCRIPTION OF SECURITIES -- DISCONTINUANCE OF THE UNDERLYING INDEX; ALTERATION OF METHOD OF CALCULATION" IN THE RELATED PRODUCT SUPPLEMENT.

     In this Pricing Supplement, we have also provided under the heading "Hypothetical Return Analysis of the Securities at Maturity" the total return of owning the Securities through maturity for various closing values of the Underlying Index on the determination date.

IS THERE A LIMIT ON HOW MUCH I CAN EARN OVER THE TERM OF THE SECURITIES?

     Yes. If the Securities are held to maturity and the Underlying Index is unchanged or appreciates, the total amount payable at maturity per Security is capped at $1,150.00. This means that if the final value is equal to the initial value you will receive the digital return. If the Underlying Index appreciates, no matter how much the Underlying Index may appreciate above the initial value, your return on the Securities will never exceed 15.00%.

WHAT IS THE MINIMUM REQUIRED PURCHASE?

     You may purchase Securities in minimum denominations of $1,000 or in integral multiples thereof.

IS THERE A SECONDARY MARKET FOR SECURITIES?

     The Securities will not be listed on any securities exchange. Accordingly, there may be little or no secondary market for the Securities and, as such, information regarding independent market pricing for the Securities may be extremely limited. You should be willing to hold your Securities until the maturity date.

     Although it is not required to do so, we have been informed by our affiliate that when this offering is complete, it intends to make purchases and sales of the Securities from time to time in off-exchange transactions. If our affiliate does make such a market in the Securities, it may stop doing so at any time.

     In connection with any secondary market activity in the Securities, our affiliate may post indicative prices for the Securities on a designated website or via Bloomberg. However, our affiliate is not required to post such indicative prices and may stop doing so at any time. INVESTORS ARE ADVISED THAT ANY PRICES SHOWN ON ANY WEBSITE OR BLOOMBERG PAGE ARE INDICATIVE PRICES ONLY AND, AS SUCH, THERE CAN BE NO ASSURANCE THAT ANY TRADE COULD BE EXECUTED AT SUCH PRICES. Investors should contact their brokerage firm for further information.

     In addition, the issue price of the Securities includes the selling agents' commissions paid with respect to the Securities and the cost of hedging our obligations under the Securities. The cost of hedging includes the profit component that our affiliate has charged in consideration for assuming the risks inherent in managing the hedging of the transactions. The fact that the issue price of the Securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the Securities. See "Risk Factors -- The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices" and "Use of Proceeds" in the accompanying Product Supplement No. 2-I.

WHAT IS THE RELATIONSHIP BETWEEN ABN AMRO BANK N.V., ABN AMRO HOLDING N.V. AND RBS SECURITIES INC.?

   RBS Securities Inc., which we refer to as RBSSI, is an affiliate of ABN AMRO Bank N.V. and ABN AMRO Holding N.V. RBSSI will act as calculation agent for the Securities, and is acting as agent for this offering. RBSSI will conduct this offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm's distribution of the securities of an affiliate. See "Risk Factors -- Potential Conflicts of

Interest between Holders of Securities and the Calculation Agent" and "Plan of Distribution (Conflicts of Interest)" in the accompanying Product Supplement No. 2-I.

WHAT IF I HAVE MORE QUESTIONS?

     You should read "Description of Securities" in the accompanying Product Supplement No. 2-I for a detailed description of the terms of the Securities. ABN AMRO has filed a registration statement (including a Prospectus and Prospectus Supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus and Prospectus Supplement in that registration statement and other documents ABN AMRO has filed with the SEC for more complete information about ABN AMRO and the offering of the Securities. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, ABN AMRO, any underwriter or any dealer participating in the offering will arrange to send you the Prospectus and Prospectus Supplement if you request it by calling toll free (866) 747-4332.

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS OF THE SECURITIES TO WHICH THIS PRICING SUPPLEMENT RELATES AND WHETHER THESE SECURITIES ARE SUITED TO YOUR PARTICULAR CIRCUMSTANCES BEFORE DECIDING TO PURCHASE THEM. IT IS IMPORTANT THAT PRIOR TO INVESTING IN THESE SECURITIES YOU READ THE PRODUCT SUPPLEMENT NO. 2-I RELATED TO SUCH SECURITIES AND THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT TO UNDERSTAND THE ACTUAL TERMS OF AND THE RISKS ASSOCIATED WITH THE SECURITIES. IN ADDITION, WE URGE YOU TO CONSULT WITH YOUR INVESTMENT, LEGAL, ACCOUNTING, TAX AND OTHER ADVISORS WITH RESPECT TO ANY INVESTMENT IN THE SECURITIES.

MARKET RISK, CAPPED RETURN

     If the index return is less than 0% down to -20%, you will be entitled to receive only the principal amount of $1,000 per Security at maturity. In such a case, you will receive no return on your investment and you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time. If the index return decreases more than 20%, you could lose up to 80% of your initial principal investment. If the index return is zero (0%) or positive, your return will be limited to 15.00% regardless of how much the index return may appreciate above its initial level.

CREDIT RISK

     The Securities are issued by ABN AMRO and guaranteed by ABN AMRO Holding N.V., ABN AMRO's parent company. As a result, investors in the Securities assume the credit risk of ABN AMRO and that of ABN AMRO Holding N.V. in the event that ABN AMRO defaults on its obligations under the Securities. Any obligations or Securities sold, offered, or recommended are not deposits of ABN AMRO and are not endorsed or guaranteed by any bank or thrift, nor are they insured by the FDIC or any governmental agency. The Securities are NOT guaranteed under the Federal Deposit Insurance Corporation's Temporary Liquidity Guarantee Program.

PRINCIPAL RISK

     Return of principal on the Securities is only guaranteed up to $200 per $1,000 principal amount of Securities. Any payment required by the terms of the Securities is subject to our creditworthiness and the creditworthiness of Holding. If the index return decreases by more than 20% during the term of the Securities, the amount of cash paid to you at maturity will be less than the principal amount of the Securities, subject to a minimum return of $200 per $1,000 principal amount of Securities.

LIQUIDITY RISK

     The Securities will not be listed on any securities exchange. Accordingly, there may be little or no secondary market for the Securities and information regarding independent market pricing of the Securities may be very limited or non-existent. The value of the Securities in the secondary market, if any, will be subject to many unpredictable factors, including then prevailing market conditions.

     IT IS IMPORTANT TO NOTE THAT MANY FACTORS WILL CONTRIBUTE TO THE SECONDARY MARKET VALUE OF THE SECURITIES, AND YOU MAY NOT RECEIVE YOUR FULL PRINCIPAL BACK IF THE SECURITIES ARE SOLD PRIOR TO MATURITY. Such factors include, but are not limited to, time to maturity, the level of the Underlying Index, volatility and interest rates.

     In addition, the price, if any, at which our affiliate or another party are willing to purchase Securities in secondary market transactions will likely be lower than the issue price, since the issue price included, and secondary market prices are likely to exclude, commissions, discounts or mark-ups paid with respect to the Securities, as well as the cost of hedging our obligations under the Securities.

HOLDINGS OF THE SECURITIES BY OUR AFFILIATES AND FUTURE SALES

     Certain of our affiliates may agree to purchase for investment the portion of the Securities that has not been purchased by investors in a particular offering of Securities, which initially they intend to hold for investment purposes. As a result, upon completion of such an offering, our affiliates may own up to 15% of the aggregate face amount of the Securities. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. For example, our affiliates may attempt to sell the Securities that they had been holding for investment purposes at the same time that you attempt to sell your Securities, which could depress the price, if any, at which you can sell your Securities. Moreover, the liquidity of the market for the Securities, if any, could be substantially reduced as a result of our affiliates holding the Securities. In addition, our affiliates could have substantial influence over any matter subject to consent of the security holders.

POTENTIAL CONFLICTS OF INTEREST

     We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities. While the Securities are outstanding, we or any of our affiliates may carry out hedging activities related to the Securities, including in the stocks that comprise the Underlying Index or instruments related to the Underlying Index or the stocks that comprise the Underlying Index. We or our affiliates may also trade in the stocks that comprise the Underlying Index or instruments related to the Underlying Index or the stocks that comprise the Underlying Index from time to time. Any of these activities could affect the value of the Underlying Index and, therefore, the value of the Securities.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE SECURITIES OR HAVE RIGHTS IN THE STOCKS THAT COMPRISE THE UNDERLYING INDEX

     You will not receive any interest payments on the Securities. As an owner of the Securities, you will not have rights that holders of the stocks that comprise the Underlying Index, including the right to vote or receive dividends.

UNCERTAIN TAX TREATMENT

     You should review carefully the section of the accompanying Product Supplement entitled "U.S. Federal Income Tax Consequences." Although the tax consequences of an investment in the Securities are uncertain, we believe it is reasonable to treat the Securities as prepaid financial contracts for U.S. federal income tax purposes. Based on current law, under this treatment you should not recognize taxable income prior to the maturity of your Securities, other than pursuant to a sale or exchange, and your gain or loss on the Securities should be capital gain or loss, and should be long-term capital gain or loss if you have held the Securities for more than one year. The long-term capital gains rate for non-corporate taxpayers is scheduled to increase for tax years starting on or after January 1, 2011. If, however, the Internal Revenue Service (the "IRS") were successful in asserting an alternative treatment for the Securities, the tax consequences of the ownership and disposition of the Securities could be affected materially and adversely. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the tax treatment described in this Pricing Supplement and the accompanying Product Supplement.

     In December 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of "prepaid forward contracts" and similar instruments, which may include the Securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. holders should be subject to withholding tax; and whether these instruments are or should be subject to the "constructive ownership" regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

     BOTH U.S. AND NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISERS REGARDING ALL ASPECTS OF THE U.S. FEDERAL TAX CONSEQUENCES OF INVESTING IN THE SECURITIES (INCLUDING POSSIBLE ALTERNATIVE TREATMENTS AND THE ISSUES PRESENTED BY THE DECEMBER 2007 NOTICE), AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

           HYPOTHETICAL RETURN ANALYSIS OF THE SECURITIES AT MATURITY

     The following table and examples illustrate potential return scenarios on a Security that is held to maturity by an investor who purchases the Securities on the original issue date. These examples are based on various assumptions, including hypothetical values of the Underlying Index, set forth below. WE CANNOT, HOWEVER, PREDICT THE VALUE OF THE UNDERLYING INDEX ON ANY DATE OR AT ANY OTHER TIME IN THE FUTURE. THEREFORE, THE TABLE AND EXAMPLES SET FORTH BELOW ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THE RETURNS SET FORTH MAY NOT BE THE ACTUAL RETURNS APPLICABLE TO A HOLDER OF THE SECURITIES. MOREOVER, THE UNDERLYING INDEX MAY NOT APPRECIATE OR DEPRECIATE OVER THE TERM OF THE SECURITIES IN ACCORDANCE WITH ANY OF THE HYPOTHETICAL EXAMPLES BELOW, AND THE SIZE AND FREQUENCY OF ANY FLUCTUATIONS IN THE VALUE OF THE UNDERLYING INDEX OVER THE TERM OF THE SECURITIES, WHICH WE REFER TO AS THE VOLATILITY OF THE UNDERLYING INDEX, MAY BE SIGNIFICANTLY DIFFERENT THAN THE VOLATILITY IMPLIED BY ANY OF THESE EXAMPLES.

ASSUMPTIONS

INITIAL VALUE:                                1,063.41
TERM OF THE SECURITIES:                       24 Months
PRINCIPAL AMOUNT PER SECURITY:                $1,000
DIGITAL RETURN:                               $150.00
BUFFER LEVEL:                                 20%



                                                         HYPOTHETICAL                   HYPOTHETICAL
                                                    PAYMENT AT MATURITY      TOTAL RETURN ON EACH SECURITY WITH
                              HYPOTHETICAL         WITHOUT DIGITAL RETURN     DIGITAL RETURN AND BUFFER
 HYPOTHETICAL FINAL VALUE   INDEX RETURN(A)             OR BUFFER(B)             ($) (C)(D)        (%)(E)
------------------------------------------------- ------------------------- ------------------- -----------------
          1300.00                 22.25%                $1,222.48              $1,150.00            15.00%
          1222.92                 15.00%                $1,150.00              $1,150.00            15.00%
          1200.00                 12.84%                $1,128.45              $1,150.00            15.00%
          1150.00                  8.14%                $1,081.43              $1,150.00            15.00%
          1120.00                  5.32%                $1,053.22              $1,150.00            15.00%
          1100.00                  3.44%                $1,034.41              $1,150.00            15.00%
          1090.00                  2.50%                $1,025.00              $1,150.00            15.00%
          1080.00                  1.56%                $1,015.60              $1,150.00            15.00%
          1072.00                  0.81%                $1,008.08              $1,150.00            15.00%
          1063.41                  0.00%                $1,000.00              $1,150.00            15.00%
          975.00                  -8.31%                $  916.86              $1,000.00             0.00%
          950.00                 -10.66%                $  893.35              $1,000.00             0.00%
          900.00                 -15.37%                $  846.33              $1,000.00             0.00%
          875.00                 -17.72%                $  822.82              $1,000.00             0.00%
          850.73                 -20.00%                $  800.00              $1,000.00             0.00%
          750.00                 -29.47%                $  705.28              $  905.28            -9.47%
          650.00                 -38.88%                $  611.24              $  811.24           -18.88%
          543.00                 -48.94%                $  510.62              $  710.62           -28.94%
          521.00                 -51.01%                $  489.93              $  689.93           -31.01%
          500.00                 -52.98%                $  470.19              $  670.19           -32.98%
          485.00                 -54.39%                $  456.08              $  656.08           -34.39%
          200.00                 -81.19%                $  188.07              $  388.07           -61.19%
           0.00                 -100.00%                $    0.00              $  200.00           -80.00%


See Footnotes on next page.

------------------


(a) The index return for each $1,000 principal amount of Securities will be equal to:

                  Final Value - Initial Value
                  ---------------------------
                         Initial Value
     WHERE,
     o the initial value is the closing value of the Underlying Index on the pricing date; and
     o the final value is the closing value of the Underlying Index on the determination date.

(b) This column shows the cash return you would receive if there were no buffer and no digital return and your payment at maturity directly reflected the performance of the Underlying Index. The digital return is $150.00 and the buffer is 20%.

(c) at maturity you will receive, for each $1,000 principal amount of Securities, a cash payment calculated as follows:

     (1) if the index returns is 0% or positive, $1,000 plus the digital return;

     (2) if the index return is less than 0% and down to and including -20%, $1,000; and

     (3) if the index return is less than -20%, $1,000 plus [(index return + 20%) x $1,000].

     THE SECURITIES ARE NOT FULLY PRINCIPAL PROTECTED. IF THE INDEX RETURN IS LESS THAN -20% YOU COULD LOSE UP TO 80% OF YOUR INITIAL PRINCIPAL INVESTMENT. IN ADDITION, YOU WILL NEVER RECEIVE A PAYMENT AT MATURITY GREATER THAN $1,150.00.

(d) The total return presented is exclusive of any tax consequences of owning the Securities. You should consult your tax advisor regarding whether owning the Securities is appropriate for your tax situation. See the sections titled "Risk Factors" and "Taxation" in this Pricing Supplement.

(e)  Represents the percentage total return on each Security.

                              THE UNDERLYING INDEX

THE S&P 500(R) INDEX

     The S&P 500(R) Index, which is calculated, maintained and published by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500(R) Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of the 500 similar companies during the base period of the years 1941 through 1943. For more information on the S&P 500(R) Index, see the information set forth under "The S&P 500(R) Index" in the accompanying Underlying Supplement No. 1.

LICENSE AGREEMENT

     S&P has entered into a non-transferable, non-exclusive license agreement granting us and certain of our affiliated or subsidiary companies, in exchange for a fee, the right to use the S&P 500(R) Index, which is owned and published by S&P, in connection with certain securities, including the Securities.

     The license agreement between S&P and us provides that the following language must be set forth in this Pricing Supplement:

     The Securities are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). S&P makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500(R) Index which is determined, composed and calculated by S&P without regard to us or the Securities. S&P has no obligation to take our needs or the needs of the owners of the Securities into consideration in determining, composing or calculating the S&P 500(R) Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by the Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Securities.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500(R) INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500(R) INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500(R) INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"Standard & Poor's", "S&P", "S&P 500", "Standard & Poor's 500", and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use to us. The Securities are not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Securities.

HISTORICAL INFORMATION

     The following table sets forth the value of the S&P 500(R) Index at the end of each month in the period from January 2004 through October 27, 2009. These historical data on the S&P 500(R) Index are not indicative of the future performance of the S&P 500(R) Index or what the value of the Securities will be. Any historical upward or downward trend in the value of the S&P(R) 500 Index during any period set forth below is not an indication that the S&P 500(R) Index is more or less likely to increase or decrease at any time during the term of the Securities.

     YOU CANNOT PREDICT THE FUTURE PERFORMANCE OF THE SECURITIES OR THE S&P 500(R) INDEX BASED ON THE HISTORICAL PERFORMANCE OF THE S&P 500(R) INDEX. Neither we nor Holding can guarantee that the value of the S&P 500(R) Index will increase.

                 2004            2005             2006            2007             2008             2009
            -------------- ---------------- --------------- ---------------- ---------------- ---------------
JANUARY          1131.13          1181.27         1280.08          1438.24          1378.55          825.88
FEBRUARY         1144.94           1203.6         1280.66          1406.82          1330.63          735.09
MARCH            1126.21          1180.59         1294.83          1420.86           1322.7          797.87
APRIL             1107.3          1156.85         1310.61          1482.37          1385.59          872.81
MAY              1120.68           1191.5         1270.09          1530.62          1400.38          919.14
JUNE             1140.84          1191.33          1270.2          1503.35             1280          919.32
JULY             1101.72          1234.18         1276.66          1455.27          1267.38          987.48
AUGUST           1104.24          1220.33         1303.82          1473.99          1282.83         1020.62
SEPTEMBER        1114.58          1228.81         1335.85          1526.75          1166.36         1057.08
OCTOBER           1130.2          1207.01         1377.94          1549.38           968.75        1063.41*
NOVEMBER         1173.82          1249.48         1400.63          1481.14          896.24
DECEMBER         1211.92          1248.29          1418.3          1468.36          903.25



     * Through October 27, 2009

                  PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

     We have appointed RBS Securities Inc. ("RBSSI") as agent for this offering. RBSSI has agreed to use reasonable efforts to solicit offers to purchase the Securities. We will pay RBSSI, in connection with sales of the Securities resulting from a solicitation such agent made or an offer to purchase such agent received, a commission of 2.75% of the initial offering price of the Securities. RBSSI has informed us that, as part of its distribution of the Securities, it intends to reoffer the Securities to other dealers who will sell the Securities. Each such dealer engaged by RBSSI, or further engaged by a dealer to whom RBSSI reoffers the Securities, will purchase the Securities at an agreed discount to the initial offering price of the Securities. RBSSI has informed us that such discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the Securities at the same discount. You can find a general description of the commission rates payable to the agents under "Plan of Distribution" in the accompanying Product Supplement No. 2-I.

     RBSSI is an affiliate of ours and ABN AMRO Holding N.V. RBSSI will conduct this offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm's distributing the securities of an affiliate. Following the initial distribution of any of these Securities, RBSSI may offer and sell those Securities in the course of its business as a broker-dealer. RBSSI may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. RBSSI may use this Pricing Supplement and the accompanying Prospectus, Prospectus Supplement, Product Supplement No. 2-I and Underlying supplement No. 1 in connection with any of those transactions. RBSSI is not obligated to make a market in any of these Securities and may discontinue any market-making activities at any time without notice.

     RBSSI or an affiliate of RBSSI will enter into one or more hedging transactions with us in connection with this offering of Securities. See "Use of Proceeds" in the accompanying Product Supplement No. 2-I.

     To the extent that the total aggregate face amount of the Securities being offered by this Pricing Supplement is not purchased by investors in the offering, one or more of our affiliates has agreed to purchase the unsold portion, and to hold such Securities for investment purposes. See "Holding of the Securities by our Affiliates and Future Sales" under the heading "Risk Factors" in this Pricing Supplement.